Exhibit 99.1

	Cash	RSUs
Name and Principal Position	Payments ($)	Awarded (#)

Roger C. Altman	$2,116,000	82,671
Co-Chairman and Co-Chief Executive Officer
Austin M. Beutner	$2,116,000	82,671
President, Co-Chief Executive Officer and Chief Investment Officer
Eduardo Mestre	$3,090,000	56,785
Co-Vice Chairman
Bernard Taylor	$8,666,000	_
Co-Vice Chairman
Robert B. Walsh	$1,000,000	5,116
Chief Financial Officer